EXHIBIT 21.1
Note: Korn Ferry or one of its Subsidiaries has 100% ownership of the Subsidiaries listed below, except for Korn/Ferry (Thailand) Limited (48.8%), Korn Ferry Recruitment (Thailand) Ltd. (99.93%), Agensi Pekerjaan Futurestep Worldwide (M) Sdn. Bhd. (49%), Agensi Pekerjaan Korn Ferry Sdn. Bhd. (49%), Korn Ferry Mexico, S.C. (49%), and Hay Group CR S.R.L. is a wholly owned subsidiary of Korn Ferry Mexico, S.C.

Subsidiaries		Jurisdiction
1.	Korn/Ferry International S.A.	Argentina
2.	Hay Argentina S.A.	Argentina
3.	Korn/Ferry Futurestep Argentina S.R.L.	Argentina
4.	Futurestep (Australia) Pty Limited	Australia
5.	Korn Ferry (AU) Pty Ltd	Australia
6.	Korn Ferry (AT) GmbH	Austria
7.	Korn Ferry (AZ) LLC	Azerbaijan
8.	Korn Ferry (BE) BVBA	Belgium
9.	Korn Ferry (BR) Consultores Ltda.	Brazil
10.	Korn Ferry Bulgaria EOOD	Bulgaria
11.	Korn Ferry (CA) Ltd.	Canada
12.	Hay Group Ltda.	Chile
13.	Korn Ferry International S.A.	Chile
14.	WOFE Korn/Ferry International Human Capital Consulting (Beijing) Limited	China
15.	Boca Enterprise Management (Shanghai) Co. Ltd	China
16.	Futurestep (Shanghai) Talent Consulting Company Limited	China
17.	Hay Group Co., Ltd.	China
18.	Korn/Ferry (Shanghai) Human Capital Consulting Company Limited	China
19.	Shenzhen Korn/Ferry Human Capital Consulting Company Limited	China
20.	Shanghai Korn/Ferry Human Capital Consulting Co., Ltd.	China
21.	PuDe Management Consulting (Shanghai) Co. Ltd.	China
22.	Hay Group S.A.S.	Colombia
23.	Korn/Ferry International Consultores Associados, C.A. – Colombia Branch	Colombia
24.	Korn Ferry CR S.R.L.	Costa Rica
25.	Korn Ferry CR Consultoria, S.R.L.	Costa Rica
26.	Korn Ferry s.r.o.	Czech Republic
27.	Futurestep (Denmark) ApS	Denmark
28.	Korn Ferry DK A/S	Denmark
29.	Korn/Ferry International Consultores Associados, C.A.– Ecuador Branch	Ecuador
30.	Korn Ferry (FI) Oy	Finland
31.	KF France SARL	France
32.	Korn Ferry (FR) SARL	France
33.	Korn Ferry (DE) GmbH	Germany
34.	Hay Group S.A.	Greece
35.	Korn/Ferry International S.A.	Greece
36.	Korn Ferry (H.K.) Limited	Hong Kong
37.	Korn Ferry RPOPS (HK) Limited	Hong Kong
38.	KF Hungary Talent Management Solution Kft.	Hungary
39.	Korn/Ferry International Budapest Individual Consulting and Service Ltd.	Hungary
40.	PDI Hungary, Kft.	Hungary
41.	ESI Performance Improvement Private Limited	India
42.	Futurestep Recruitment Services Private Limited.	India
43.	Hay Consultants India Private Ltd.	India
44.	Korn/Ferry International Private Limited	India
45.	PT Hay Group	Indonesia

46.	PT. Korn/Ferry International	Indonesia
47.	Hay Management Consultants Ireland Ltd.	Ireland
48.	Korn Ferry (IE) Limited	Ireland
49.	Trilogy Consultants International Limited	Ireland
50.	Korn Ferry (IT) S.r.l.	Italy
51.	Korn Ferry (Japan) Ltd.	Japan
52.	Hay Group UAB	Lithuania
53.	Agensi Pekerjaan Futurestep Worldwide (M) Sdn. Bhd.	Malaysia
54.	Agensi Pekerjaan Korn Ferry Sdn. Bhd.	Malaysia
55.	Hay Group Sdn. Bhd.	Malaysia
56.	Talent Q Distribution Limited	Malta
57.	Talent Q International Limited	Malta
58.	Korn/Ferry Investment India Limited (Mauritius OCB)	Mauritius
59.	Korn Ferry Mexico, S.C.	Mexico
60.	Korn Ferry Advisory (NL) B.V.	Netherlands
61.	Korn Ferry Investments B.V.	Netherlands
62.	Korn Ferry Management B.V.	Netherlands
63.	Korn Ferry (NZ)	New Zealand
64.	Hay Group AS	Norway
65.	Korn Ferry A/S	Norway
66.	Hay Group S.A.	Peru
67.	Korn/Ferry International Peru S.A.	Peru
68.	Korn Ferry Futurestep (The Philippines) Inc.	Philippines
69.	Korn Ferry (PL) Sp.z.o.o.	Poland
70.	Korn Ferry S.A.	Portugal
71.	Korn Ferry (QA) LLC	Qatar
72.	Korn Ferry SRL	Romania
73.	Hay Group Saudi Arabia Limited	Saudi Arabia
74.	Korn Ferry Middle East and North Africa Regional Headquarters	Saudi Arabia
75.	Boca Performance Solutions Asia Pte. Ltd	Singapore
76.	Korn Ferry (SG) Pte. Ltd.	Singapore
77.	Korn Ferry RPOPS (SG) Pte. Ltd.	Singapore
78.	Korn Ferry (SK) s.r.o.	Slovakia
79.	Korn Ferry (Pty) Ltd.	South Africa
80.	Hay Group Ltd.	South Korea
81.	Korn/Ferry International (Korea) Limited	South Korea
82.	Korn Ferry (Espana) SL	Spain
83.	Korn Ferry (Sweden) AB	Sweden
84.	Korn Ferry RPO (Sweden) AB	Sweden
85.	Korn Ferry (Schweiz) GmbH	Switzerland
86.	Korn/Ferry International (Taiwan) Co., Ltd.	Taiwan
87.	Hay Group Limited	Thailand
88.	Korn/Ferry (Thailand) Limited	Thailand
89.	Korn Ferry Recruitment (Thailand) Ltd.	Thailand
90.	Hay Group Danismanlik Limited Sirketi	Turkey
91.	Korn/Ferry International Musavirlik Limited Sirketi	Turkey
92.	Korn Ferry LLC	Ukraine
93.	AchieveForum (UK) Limited	United Kingdom
94.	Boca U.K. Holding Limited	United Kingdom
95.	Boca U.K. Intermediate Holdings Ltd.	United Kingdom

96.	Korn Ferry (UK) Limited	United Kingdom
97.	Korn Ferry GH1 Limited	United Kingdom
98.	Korn Ferry Global Holdings (UK) Limited	United Kingdom
99.	Korn Ferry WHM LLP	United Kingdom
100.	Korn/Ferry International Limited	United Kingdom
101.	Miller Heiman Group (UK) Limited	United Kingdom
102.	TwentyEighty Strategy Execution (UK) Ltd.	United Kingdom
103.	KF WHM Ltd.	United Kingdom
104.	Korn Ferry GV Limited	United Kingdom
105.	Trilogy International Holdings Limited	United Kingdom
106.	Trilogy Consultants International Limited	United Kingdom
107.	Forbes Project Solutions Limited	United Kingdom
108.	Trilogy International EBT Limited	United Kingdom
109.	Korn Ferry (US)	United States, Delaware
110.	Korn Ferry Global Holdings, Inc.	United States, Delaware
111.	Korn Ferry ISP LLC	United States, Delaware
112.	Korn Ferry SP LLC	United States, Florida
113.	Sensa Solutions, Inc.	United States, Virginia
114.	Hay Group Venezuela, S.A.	Venezuela
115.	Inversiones Korn/Ferry International C.A.	Venezuela
116.	Korn/Ferry International Consultores Asociados, C.A.	Venezuela
117.	Hay Group Consulting Limited Liability	Vietnam